Exhibit 1.3

                              ARTICLES OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                          OF CONCORDE VALUE FUND, INC.

                              ____________________

             The undersigned officer of Concorde Value Fund, Inc., a corporation duly organized and existing under the Texas Business Corporation Act (the "Corporation"), does hereby certify:

             FIRST:  That the name of the Corporation is CONCORDE VALUE FUND,
   INC.

             SECOND: That Article I of the Corporation's Articles of Incorporation is amended in its entirety to read as follows:

                                    ARTICLE I

             The name of the corporation (which is hereinafter called the "Corporation") is CONCORDE FUNDS, INC.

             THIRD: That the date of adoption of the amendment to the Corporation's Articles of Incorporation by the shareholders of the Corporation was November 17, 1995.

             FOURTH: That the amendment to the Corporation's Articles of Incorporation was adopted by the affirmative vote of the holders of at least two-thirds of the outstanding Shares of Common Stock entitled to vote thereon at a special meeting of shareholders of the Corporation, which vote is summarized as follows:

                                              Affirma-
                                                tive
                                    Shares     Votes
                                   Entitled   Required    Shares     Shares
                        Shares        to        for       Voted       Voted
         Class        Outstanding    Vote     Adoption     For       Against
    Common Stock,
    $1.00 par value     913,254     913,254   608,836    827,924        0


             Executed in duplicate this 17th day of November, 1995.


                                      CONCORDE VALUE FUND, INC.



                                      By:  /s/  Gary B. Wood
                                           Gary B. Wood, Ph.D.
                                           President